New Western Energy Corp. Completes Acquisition of 8 Leases Totaling 1,520 Acres and 106 Oil Wells in Rogers County, OK, From Pioneer Oil Development LLC

GlobeNewswire **Press Release:** New Western Energy Corp. – Thu, Jan 3, 2013 9:00 AM EST

IRVINE, Calif., Jan. 3, 2013 (GLOBE NEWSWIRE) -- New Western Energy Corp. (NWTR), an independent energy company engaged in the acquisition, exploration, development and production of oil, gas and minerals primarily in North America, today announced it has completed the acquisition of 8 Oil and Gas Leases totaling 1,520 acres, with 106 Oil Wells and 8 Disposal Wells in Rogers County, OK, from Pioneer Oil Development LLC. New Western intends to provide the development funds necessary to bring in to production the existing wells, as well as the drilling of additional wells upon completion of the work overs. Within the acquired leases is 950 contiguous acres of which a full 640 acre section has open drilling opportunities of multiple proven oil and gas formations. Within this acreage a complete gas gathering infrastructure is in place which will serve our gas production plans of the future.

"Completing these lease acquisitions furthers our strategic footprint in the highly productive region of Rogers County, OK, adding to our existing 80 acre Glass Lease and our 180 acre Phillips Lease," said Javan Khazali, President and CEO of New Western Energy Corp. "We are continuing to execute on our strategy of aggressively acquiring performing assets that are underdeveloped and will drive our growth in production," he continued.

The initial target formation of this acquisition is the Bartlesville Sands which matches our current efforts in the area. Our development plan has three phases: first, we will develop and implement a well refurbishment plan for the newly acquired wells; second, we will expand our geology work and structure mapping of the area so we can maximize our reservoir pressure maintenance program, which would consist of basic water flood programs; third, we will lay out a strategic drilling program that follows our structure mapping and formation development program.

Rogers County is located in the Central Oklahoma platform. To the north, the Central Oklahoma platform merges with the Cherokee basin of southeastern Kansas, in which some of the first commercial oil discoveries for the mid-continent region were made. In the northern part of this district, as in the Cherokee basin, the emphasis is on Cherokee (Pennsylvanian) sand reservoirs. Here the strata are dipping westward so that the depths to these reservoirs become greater from east to west. In the southern part of the Central Oklahoma platform, the greater part of the production comes from pre-Pennsylvanian reservoirs. These reservoirs are located in our leased area.

About New Western Energy Corp.

New Western Energy Corp. is an independent energy company engaged in the acquisition, development, production, and exploration of oil, gas and minerals primarily in North America. To learn more about the Company, visit: www.newwesternenergy.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the

forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or "potential" reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our other filings with the SEC at www.sec.gov or from us at New Western Energy Corp., 20 Truman, Suite 204, Irvine, CA 92620.